law offices
                         Silver, Freedman & Taff, L.L.P.
       a limited liability partnership including professional corporations
                           1100 NEW YORK AVENUE, N.W.
SIDNEY J. SILVER, P.C.    WASHINGTON, D.C. 20005-3934   TELECOPIER NUMBER
ROBERT L. FREEDMAN, P.C.       (202) 414-6100           (202) 682-0354
BARRY P. TAFF, P.C.             WWW.SFTLAW.COM
JAMES S. FLEISCHER, P.C.                                OF COUNSEL
JEFFREY M. WERTHAN, P.C.                                JOHN F. BREYER, JR.
KIP A. WEISSMAN, P.C.                                   LAWRENCE J. EISENBERG
MARTIN L. MEYROWITZ, P.C.                               E. PRESTON RUTLEDGE
RICHARD S. GARABEDIAN, P.C.                             JOHN B. SELMAN*
DAVE M. MUCHNIKOFF, P.C.                                JAMES W. LANCE*
STEVEN M. ABRAMSON, P.C.                                MARTIN J. O'RIORDAN*
BRIAN L. ALPERT, P.C.                                   DANIEL C. HOLDGREIWE*
GARY A. LAX, P.C.
MICHAEL S. SADOW, P.C.
NANCY M. STILES, P.C.
BETH A. FREEDMAN
CRAIG M. SCHEER
MICHAEL A. TROY*
MICHAEL R. GARTMAN

*NOT ADMITTED IN D.C.

                                 June 26, 2000

Board of Directors
Hudson River Bancorp, Inc.
One Hudson City Centre
Hudson, NY 12534

Members of the Board of Directors:

         We have examined (i) the Registration Statement on Form S-4 (the "Registration Statement") filed by Hudson River Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the public offering prospectus (the "Prospectus"), relating to the issuance by the Company of up to 10,395,744 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus, (ii) the Company's Certificate of Incorporation and Bylaws (as amended) and (iii) records of the Company's corporate proceedings relative to the issuance of the Common Stock.

         In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

         Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance by the Company in the manner set forth in the
Registration Statement and Prospectus, legally issued, fully paid and non-assessable.

June 26, 2000
Page 2

         We consent to the use of this opinion and of our opinion regarding federal income tax consequences, to the incorporation by reference of such opinions as exhibits to the Registration Statement and to the reference to our firm and our opinions under the heading "Legal Matters" in the Registration Statement filed by the Company, and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Silver, Freedman & Taff, L.L.P.
                                          Silver, Freedman & Taff, L.L.P.